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Exhibit 4.1

PENN NATIONAL GAMING, INC

NONQUALIFIED STOCK OPTION

        This Nonqualified Stock Option ("Option") is granted as of the 6th day of February, 2003 by Penn National Gaming, Inc., a Pennsylvania corporation (the "Company") to Peter M. Carlino (the "Optionee").

B A C K G R O U N D:

        The Optionee is an employee of the Company. The Company desires to grant to the Optionee, and the Optionee desires to accept from the Company, a Nonqualified Stock Option. This Agreement shall serve to memorialize the action taken by the Compensation Committee at its meeting on February 5, 2003. This Option is not granted pursuant to that certain Amended and Restated 1994 Stock Option Plan of the Company, as amended (the "Plan", a copy of which is attached hereto as Exhibit "A"). Notwithstanding the foregoing sentence, any capitalized terms used herein shall have the meanings ascribed to them in the Plan, unless the context requires otherwise, and the provisions of this Option shall be interpreted as if the Option were granted under the plan and in accordance with the terms and conditions of the Plan.

        NOW THEREFORE, in consideration of the above premises and of the undertakings set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

        1.    Grant.    The Company hereby grants to the Optionee an Option to purchase on the terms hereinafter set forth all or any part of an aggregate of FORTY SEVEN THOUSAND AND FIVE HUNDRED (47,500) shares (the "Option Shares") of the Company's $.01 par value Common Stock ("Common Stock") at an exercise price of $15.9000 per share (the "Option Price") pursuant to the Plan.

        2.    Term.    The Option granted hereunder shall be exercisable for a period of nine years commencing on the first anniversary of the date hereof, and in accordance with the following vesting schedule:

Date	Number of Vested Shares
February 6, 2004	11,875
February 6, 2005	11,875
February 6, 2006	11,875
February 6, 2007	11,875

        Except as provided in Article 8 of the Plan (relating to termination of employment after vesting), the Option may be exercised only during the continuance of the Optionee's employment. Once any Option Shares become vested, the Option's exercisability is intended to be cumulative and is not to be affected by the subsequent vesting of other Option Shares.

        3.    Method of Exercise and Payment.    The Option shall be exercised by written notice, specifying the number of Option Shares to be purchased and accompanied by payment in the amount of the Option Price multiplied by the number of shares of Common Stock designated in such election to purchase. The purchase price shall be paid in full, in cash or by certified or cashier's check payable to the order of the Company, upon the exercise of the Option; provided, however, that in lieu of cash or check, with the approval of the Committee appointed by the Board of Directors of the Company to administer the Plan at or prior to exercise, the Optionee may exercise the Option in the manner provided in Article 5.4 of the Plan relating to "Cashless Exercise," or by tendering to the Company shares of the Company's Common Stock owned by the Optionee and having a fair market value equal to the cash exercise price applicable to the Option (with the fair market value of such stock to be determined in the manner provided in Article 5 of the Plan) or by delivering such combination of cash and such shares as the Committee in its sole discretion may approve. The shares of Common Stock so purchased shall be issued to the Optionee as the record owner of such shares of Common Stock as of the close of business on the date on which the Option is exercised, in whole or in part, and the Option Price is paid. Certificates representing the shares of Common Stock so purchased shall be delivered to the Optionee promptly and in no event later than ten days after the Option shall have been so exercised.

        4.    Transfers.    This Option is not transferable by the Optionee other than by will or pursuant to the laws of descent and distribution in the event of the Optionee's death, in which event the Option may be exercised by the heirs or legal representatives of the Optionee. Any attempt at assignment, transfer, pledge or disposition of the Option contrary to the provisions hereof, or the levy of any execution, attachment or similar process on the Option, shall be null and void and without effect.

        5.    Adjustments on Changes in Common Stock.    The number of Option Shares covered by this Option and the Option Price shall be appropriately adjusted in the event of a stock dividend, stock split or other increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of such Common Stock or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) effected without receipt of consideration by the Company.

        6.    Rights of the Company.    Neither the Optionee nor his legal representative, legatees or distributes, as the case may be, will be or will be deemed to be a holder of any shares subject to this Option unless and until certificates for such shares are issued to him or them upon exercise of this Option. No dividends shall be payable on any stock subject to this Option prior to the issuance of such shares on exercise of this Option.

        7.    Legal Requirements.    If the listing, registration or qualification of the Option Shares on any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the purchase of such Option Shares, the Company shall not be obligated to issue or deliver the certificates representing the Option Shares as to which the Option has been exercised unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. This Option does not hereby impose on the Company a duty so to list, register, qualify or effect or obtain consent or approval. If registration is considered unnecessary by the Company or its counsel, the Company shall cause a legend to be placed on the Option Shares being issued calling attention to the fact that they have been acquired for investment and have not been registered, and such other legends as maybe considered necessary by the Company or its counsel.

        8.    Option Shares to Be Purchased for Investment.    Unless the Company has heretofore notified the Optionee that a registration statement covering the Option Shares has become effective under the Securities Act of 1933, as amended, and the Company has not hereafter notified the Optionee that such registration is no longer effective or that the prospectus contained therein is no longer current, it shall be a condition to any exercise of the Option that the Option Shares acquired upon such exercise be acquired for investment and not with a view to distribution, and the person effecting such exercise shall submit to the Company a certificate of such investment intent, together with such other evidence supporting the same as the Company may request. The Company shall be entitled to restrict the transferability of the Option Shares issued upon any such exercise to the extent necessary to avoid risk of violation of the Securities Act of 1933, as amended, or any other Federal or state securities laws or any rules or regulations promulgated thereunder. Such restrictions and any such other restrictions as may be deemed necessary by the Company or its counsel may, at the option of the Company, be noted or set forth in full on the share certificates.

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        9.    Withholding Taxes.

          (a)   As a condition of the exercise of the Option, subject to the provisions of Subsection 9(b), the Company requires that the Optionee pay or reimburse any taxes which the Company is required to withhold in connection with the exercise of the Option.

          (b)   The Optionee may satisfy the withholding obligation described in Subsection 9(a), in whole or in part, by electing to have the Company withhold shares of Common Stock (otherwise issuable upon the exercise of the Option) having a fair market value equal to the amount required to be withheld. An election by the Optionee to have shares withheld for this purpose shall be subject to the following restrictions:

    (i)
    it must be made prior to the date on which the amount of tax to be withheld is determined;

    (ii)
    it shall be irrevocable; and

    (iii)
    it shall be subject to disapproval by the Committee.

        10.    Notices.    Any notice to be given to the Company shall be addressed to the Treasurer of the Company at its principal executive office and any notice to be given to the Optionee shall be addressed to the Optionee at the address then appearing on the records of the Company or at such other address as either party hereafter may designate in writing to the other. Any such notice shall be deemed to have been duly given when deposited in the United States mail addressed as aforesaid, registered or certified mail and with proper postage and registration or certification fees prepaid.

        11.    Relationship.    Nothing herein contained shall affect the rights of the Company or any subsidiary to terminate the Optionee's contractual relationship, services, responsibility, duties or authority to represent the Company or any subsidiary at any time for any reason whatsoever.

        12.    Non-defined Terms.    Any initially capitalized term not defined herein shall have the meaning given to it in the Plan.

        13.    Amendment.    This Option may not be amended except by an agreement in writing executed by the parties hereto, and approved by the Committee appointed by the Board of Directors of the Company to administer the Plan.

        14.    Governing Law.    This Option shall be governed by and construed in accordance with the internal laws (without reference to the law of conflicts) of the Commonwealth of Pennsylvania.

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        IN WITNESS WHEREOF, the Company has granted this Option on the day and year first above written.

Attest:	PENN NATIONAL GAMING, INC.
/s/ ROBERT S. IPPOLITO	By:	/s/ KEVIN DESANCTIS
ROBERT S. IPPOLITO, SECRETARY		KEVIN DESANCTIS, PRESIDENT AND CHIEF OPERATING OFFICER
(Corporate Seal)
Witness:	ACCEPTED BY:
/s/ SUSAN MONTGOMERY	/s/ PETER M. CARLINO
PETER M. CARLINO

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Exhibit A

AMENDED AND RESTATED
PENN NATIONAL GAMING, INC.
1994 STOCK OPTION PLAN
(AMENDED AND RESTATED AS OF FEBRUARY 19, 1997)
(AMENDMENTS RATIFIED BY THE SHAREHOLDERS OF THE
CORPORATION ON APRIL 30, 1997)

ARTICLE 1. PURPOSE OF THE PLAN

        1.1    Purpose—The Penn National Gaming, Inc. 1994 Stock Option Plan (the "Plan") is intended to provide eligible employees and Directors of Penn National Gaming, Inc. and its subsidiaries an opportunity to acquire Common Stock of the Corporation. The Plan is designed to help the Corporation attract, retain and motivate employees and Directors to make substantial contributions to the success of the Corporation's business.

        1.2    Stock Options to Be Granted—Options granted under this Plan are intended to be Incentive Stock Options within the meaning of Code Section 422(b); however, Nonqualified Stock Options may also be granted within the limitations of the Plan herein described.

ARTICLE 2. DEFINITIONS

        2.1    "Agreement"—The written instrument evidencing the grant of an Option. A Participant may be issued one or more Agreements from time to time, reflecting one or more Options.

        2.2    "Board"—The Board of Directors of Penn National Gaming, Inc.

        2.3    "Code"—The Internal Revenue Code of 1986, as amended.

        2.4    "Committee"—The Committee which the Board appoints to administer the Plan.

        2.5    "Common Stock"—The common stock of the Penn National Gaming, Inc. ($.01 par value) as described in the Corporation's Articles of Incorporation, or such other stock as shall be substituted therefor.

        2.6    "Corporation"—Penn National Gaming, Inc. or any Subsidiary.

        2.7    "Director"—A member of the Board (or the Board of Directors of any Subsidiary) who is not an Employee.

        2.8    "Employee"—Any Key Employee, executive officer or non-executive officer employed by the Corporation. "Key Employee" means any employee of the Corporation determined by the Committee to be in a position to make substantial contributions to the success of the Corporation's business.

        2.9    "Exchange Act"—The Securities Exchange Act of 1934, as amended.

        2.10    "Incentive Stock Option"—A stock option intended to satisfy the requirements of Code Section 422(b).

        2.11    "Nonqualified Stock Option"—A stock option other than an Incentive Stock Option.

        2.12    "Optionee"—A Participant who is awarded a Stock Option pursuant to the provisions of the Plan.

        2.13    "Participant"—An Employee or Director who receives a grant of an option under the Plan.

        2.14    "Plan"—Penn National Gaming, Inc. 1994 Stock Option Plan.

        2.15    "Retirement"—Separation from service on account of early, normal or late retirement, in accordance with the retirement policies of the Corporation, or as determined by the Board.

        2.16    "Securities Act"—The Securities Act of 1933, as amended.

        2.17    "Stock Option" or "Option"—An award of a right to purchase Common Stock pursuant to the provisions of the Plan.

        2.18    "Subsidiary"—Any direct or indirect subsidiary of the Corporation or other entity which is controlled by the Corporation, as determined by the Committee, including a subsidiary corporation as defined in Code Section 424(f) that is a subsidiary of the Corporation.

ARTICLE 3. ADMINISTRATION OF THE PLAN

        3.1    The Committee—The Plan shall be administered by a committee of the Board (the "Committee") composed of two or more members of the Board, all of whom are "non-employee directors," as such term is defined under the rules and regulations adopted from time to time by the Securities and Exchange Commission pursuant to Section 16(b) of the Exchange Act, including specifically but without limitation, Rule 16b-3 and any successor rule, and are "outside directors," as such term is defined under the regulations adopted from time to time by the Internal Revenue Service pursuant to Section 162(m) of the Code. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board.

        3.2    Power of the Committee—

  (a)
  The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan, unless otherwise determined by the Board. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Optionees and any person claiming under or through an Optionee, unless otherwise determined by the Board.

  (b)
  Subject to the terms, provisions and conditions of the Plan and subject to review and approval by a majority of the disinterested members of the Board, the Committee shall have exclusive jurisdiction to:

  (1)
  determine who are the Corporation's Directors, Key Employees, executive officers and non-executive officers and therefore Participants under the Plan;

  (2)
  select the Participants to be granted Options (it being understood that more than one Option may be granted to the same person);

  (3)
  determine the number of shares subject to each Option;

  (4)
  determine the date or dates when the Options will be granted;

  (5)
  determine the purchase price of the shares subject to each Option in accordance with Article 5 of the Plan;

  (6)
  determine the date or dates when each Option may be exercised and the term of the Option pursuant to Article 7 of the Plan,

  (7)
  determine whether or not an Option constitutes an Incentive Stock Option; and

  (8)
  prescribe the form, which shall be consistent with the Plan, of the Agreement evidencing any Options granted under the Plan.

        3.3    Terms—The grant of an Option under the Plan shall be evidenced by an Agreement, which may include any terms and conditions consistent with this Plan, as the Committee may determine.

        3.4    Liability—No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to this Plan or any Options granted under this Plan.

ARTICLE 4.    COMMON STOCK SUBJECT TO THE PLAN

        4.1    Common Stock Authorized—The aggregate number of shares of Common Stock for which Options may be granted under the Plan shall not exceed 3,000,000 shares. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 9 of the Plan.

        4.2    Shares Available—The Common Stock to be issued upon exercise of Options shall be made available at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock acquired by the Corporation, including shares purchased in the open market. In the event that any outstanding Option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such Option may thereafter be regranted subject to Option under the Plan.

        4.3    Individual Optionee Limit—No Optionee shall receive Options for more than 1,000,000 shares in the aggregate. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 9 of the Plan.

ARTICLE 5.    STOCK OPTIONS

        5.1    Exercise Price—The exercise price per share of Common Stock shall be equal to or greater than 100 percent of the fair market value of one share of Common Stock on the date the Option is granted, except that the purchase price per share shall be 110 percent of such fair market value in the case of an Incentive Stock Option granted to any individual described in Section 6.2 of the Plan. The exercise price shall be subject to adjustment as provided in Article 9 of the Plan.

        5.2    Limitation on Incentive Stock Options—The aggregate fair market value (determined as of the date an Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any individual in any calendar year (under the Plan and all other plans maintained by the Corporation) shall not exceed $100,000.

        5.3    Determination of Fair Market Value—

  (a)
  During such time as Common Stock is not listed on an established stock exchange or exchanges but is listed on the NASDAQ National Market System, the fair market value per share shall be the closing sale price for the Common Stock on the day the Option is granted, and if no sale of Common Stock is reported on that day, the fair market value shall be the closing price for the Common Stock for the next preceding day on which a sale is reported.

  (b)
  During such time as the Common Stock is not listed on an established stock exchange or exchanges or on the NASDAQ National Market System, fair market value per share shall be the mean between the closing dealer "bid" and "asked" prices for the Common Stock on the day the Option is granted, and if no "bid" and "asked" prices are quoted for the day of the grant, the fair market value shall be determined by reference to such prices on the next preceding day on which such prices were quoted.

  (c)
  If the Common Stock is listed on an established stock exchange or exchanges, the fair market value shall be deemed to be the closing price of Common Stock on the principal exchange on the day the Option is granted or, if no sale of Common Stock has been made on such principal stock exchange on that day, the fair market value shall be determined by reference to such price on any other stock exchange selected by the Committee where the Common Stock is so listed, and if no sale of Common Stock has been made on such exchange on that day, then by reference to the next preceding day on which a sale occurred.

  (d)
  In the event that none of the foregoing clauses (a) through (c) are applicable, then fair market value will be the price established by the Committee in good faith.

        5.4    Cashless Exercise.    At the request of a Participant, and to the extent permitted by applicable law, the Corporation may, in its sole discretion, permit the Optionee to exercise the Option by selectively approving arrangements with a brokerage firm under which such brokerage firm, on behalf of the Participant, shall pay to the Corporation the exercise price of the Stock Options being exercised, and the Corporation, pursuant to an irrevocable notice from the Participant, shall promptly deliver the shares being purchased to such brokerage firm.

        5.5    Reload Option.    In the discretion of the Committee, any Option may be accompanied by a reload option. A reload option gives an Optionee a new Option to acquire the number of shares that the Optionee uses to pay the purchase price upon exercise of any Option. A reload option shall be subject to all the same terms and conditions as the original Option except that (i) the exercise price of the shares subject to the reload option shall be determined at the time the original Option is exercised, and (ii) the reload option shall conform to all provisions of the Plan in effect at the time the original Option is exercised.

ARTICLE 6.    ELIGIBILITY

        6.1    Participation—Options shall be granted only to persons who are Employees or Directors of the Corporation, as determined by the Committee, and ratified by a majority of the disinterested members of the Board.

        6.2    Incentive Stock Option Eligibility. Notwithstanding any provision of the Plan, an individual who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Corporation shall not be eligible for the grant of an Incentive Stock Option, unless the special requirements set forth in Sections 5.1 and 7.2(i) of the Plan are satisfied. For purposes of this Section 6.2, in determining stock ownership, an individual shall be considered as owning the stock owned, directly or indirectly, by or for such individual's brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. "Outstanding stock" shall include all stock actually issued and outstanding immediately before the grant of the Option. "Outstanding stock" shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.

ARTICLE 7.    TERM OF EXERCISE OF OPTIONS

        7.1    Vesting—An Optionee's interest in the right to exercise an Option granted hereunder, determined only by reference to continuous employment with the Corporation following the date of grant of the Option, shall vest at such times and in such increments as the Board of Directors shall determine from time to time.

        7.2    Termination—Each Option granted under the Plan shall terminate on the date determined by the Committee and approved by a majority of the disinterested members of the Board, and specified in the Agreement; provided, however, that (i) each Incentive Stock Option granted to an individual described in Section 6.2 of the Plan shall terminate not later than five years after the date of the grant, (ii) each other Incentive Stock Option shall terminate not later than ten years after the date of grant, and (iii) each Option granted under the Plan which is intended to be a Nonqualified Stock Option shall terminate not later than ten years and one month after the date of grant. Each Option granted under the Plan shall become exercisable only after the earlier of the date on which (i) the Optionee has completed continuous employment with the Corporation or provided services as a Director to the Corporation, immediately following the date of the grant of the Option, in accordance with Section 7.1 above, or (ii) a Change of Control occurs. If a Change of Control or an event described in Section 8.3 hereof occurs, Stock Options granted to Key Employees and nonexecutive officers shall become immediately exercisable notwithstanding the application of the determinations made pursuant to

Section 7. 1 of the Plan. In addition, if a Change of Control or an event described in Section 8.3 hereof occurs, Stock Options granted to executive officers and Directors shall become exercisable, as follows:

Period of Continuous Employment Following Grant	Cumulative Vested Percentage
Less than one year	0
One year or more	50
Two years or more	100

        The Committee at its discretion may provide further limitations on the exercisability of Options granted under the Plan. An Option may be exercised only during the continuance of the Optionee's employment, except as provided in Article 8 of the Plan.

        7.3    Exercise—

  (a)
  A person electing to exercise an Option shall give written notice to the Corporation of such election and of the number of shares he has elected to purchase, in such form as the Committee shall have prescribed or approved, and shall at the time of exercise tender the full purchase price of the shares he has elected to purchase. The purchase price shall be paid in full, in cash, upon the exercise of the Option, provided, however, that in lieu of cash, with the approval of the Committee at or prior to exercise, an Optionee may exercise an Option by complying with the method(s) of exercise described in Section 5.4, or by tendering to the Corporation shares of Common Stock owned by the Optionee (or attesting to the ownership of shares of Common Stock) having a fair market value equal to the cash exercise price applicable to the Option (with the fair market value of such stock to be determined in the manner provided in Article 5 hereof) or by delivering such combination of cash and such shares as the Committee in its sole discretion may approve. Notwithstanding the foregoing, Common Stock acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless the holding period requirements of Code Section 422(a)(1) have been satisfied.

  (b)
  A person holding more than one Option at any relevant time may, in accordance with the provisions of the Plan, elect to exercise any such Options in any order.

  (c)
  For purposes of Subsection 7.2 above, a "Change of Control" shall be deemed to have occurred if:

  (1)
  any "Person" (which for purposes of this Section 7 shall mean as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except for any of the Corporation's employee benefit plans, or any entity holding the Corporation's voting securities for, or pursuant to, the terms of any such plan (the "Benefit Plan(s)"), is or becomes the beneficial owner, directly or indirectly, of the Corporation's securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities other than pursuant to a transaction described in (4) below;

  (2)
  there occurs a contested proxy solicitation of the Corporation's shareholders that results in the contesting party obtaining the ability to vote securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities;

  (3)
  there occurs a sale, exchange, transfer or other disposition of substantially all of the assets of the Corporation to another entity, except to an entity controlled directly or indirectly by the Corporation;

    (4)
    there occurs a merger, consolidation, or other reorganization of the Corporation, unless:

    (A)
    the shareholders of the Corporation immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 51% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization;

    (B)
    the individuals who were members of the Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least 51% of the members of the board of directors of the Surviving Corporation; and

    (C)
    no Person (other than the Corporation or any Subsidiary, any Benefit Plan (or any trust forming a part thereof) maintained by the Corporation, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of 20% or more of the then outstanding voting securities) has beneficial ownership of 20% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

    (5)
    a plan of liquidation or dissolution of the Corporation other than pursuant to bankruptcy or insolvency laws is adopted; or

    (6)
    during any period of two consecutive years, individuals, who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

        Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of this Plan:

  (A)
  in the event of a sale, exchange, transfer or other disposition of substantially all of the assets of the Corporation, or a merger, consolidation or other reorganization involving the Corporation and a Participant alone or with other Participants, or any entity in which the Participant (alone or with other Participants) has, directly or indirectly, at least a 5% equity or ownership interest; or

  (B)
  in a transaction otherwise commonly referred to as a "management leveraged buyout."

        Notwithstanding clause (1) of the preceding paragraph, a Change of Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of the Corporation's securities representing 20% or more of the combined voting power of the Corporation's then outstanding securities solely as a result of an acquisition by the Corporation of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the combined voting power of the Corporation's then outstanding securities; provided, however, that if a Person becomes a beneficial owner of 20% or more of the combined voting power of the Corporation's then outstanding securities by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the beneficial owner, directly or indirectly, of any additional voting securities of the Corporation, then a Change of Control of the Corporation shall be deemed to have occurred with respect to such Person under clause (1) of the preceding paragraph. In no event shall a Change of Control of the Corporation be deemed to occur under such clause (1) above with respect to Benefit Plans.

ARTICLE 8.    TERMINATION OF EMPLOYMENT AFTER VESTING

        8.1    Retirement—In the event of Retirement, an Option shall lapse at the earlier of the term of the Option or:

  (a)
  In the case of an Incentive Stock Option, three months from the date of Retirement; and

  (b)
  In the case of Options other than Incentive Stock Options, up to 24 months, at the discretion of the Committee, from the date of Retirement.

        8.2    Termination Before Retirement—In the event of voluntary termination of employment at the election of the Optionee or termination at the election of the Corporation, all Options shall lapse as of the earlier of the term of the Option or 30 days from date of termination.

        8.3    Death or Disability—In the event of termination due to death or "Disability" as defined in Code Section 72(m)(7), an Option shall lapse at the earlier of the term of the Option or one year after termination due to such cause.

        8.4    Forfeiture—In the event

  (a)
  an Optionee's employment is terminated by the Corporation for cause, or

  (b)
  an Optionee engages in competition with the Corporation in breach of a written agreement between the Optionee and the Corporation or, in the absence of a written agreement on the subject, within 12 months after termination of his employment.

the Corporation shall have the right to purchase from the Optionee all shares of Common Stock acquired pursuant to the Plan, at a price equal to the lesser of the amount paid for such shares by the Optionee or the then fair market value of the shares determined under Section 5.3. If the Optionee has previously disposed of Common Stock acquired under the Plan, the Corporation shall have the right to recover from the Optionee the excess of the amount received by the Optionee upon disposition of such Common Stock over the exercise price of such Common Stock. An Optionee shall be considered to engage in competition with the Corporation if he engages in any business in which the Corporation has engaged within two years prior to termination of the Optionee's employment with the Corporation, within 100 miles of any facility at which the Corporation has engaged in business, whether as employee, officer, director, proprietor, partner or owner of more than 1% of the equity interest in a business that engages in competition with the Corporation.

ARTICLE 9.    ADJUSTMENT PROVISIONS

        9.1    Share Adjustments—

  (a)
  In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend, then, subject to the provisions of Subsection (c) below, there shall be substituted for or added to each share of stock of the Corporation which was theretofore appropriated, or which thereafter may become subject to an Option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of the stock of the Corporation shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding options shall also be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

  (b)
  If there shall be any other change in the number or kind of the outstanding shares of the stock of the Corporation, or of any stock or other securities into which such stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

  (c)
  The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

        9.2    Corporate Changes—A dissolution or liquidation of the Corporation, or a merger or consolidation in which the Corporation is not the Surviving Corporation, shall cause each outstanding Option to terminate, except to the extent that another corporation may and does in the transaction assume and continue the Option or substitute its own options.

        9.3    Fractional Shares—Fractional shares resulting from any adjustment in Options pursuant to this Article 9 may be settled as the Board or the Committee (as the case may be) shall determine.

        9.4    Binding Determination—To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an Option which shall have been so adjusted.

ARTICLE 10.    GRANT OF STOCK OPTIONS TO DIRECTORS

        10.1    Grant—Stock Options may be granted to Directors under the Plan, subject to any limitations of applicable law.

        10.2    Termination—Notwithstanding the provisions of Article 8 hereof, if a Director's service with the Corporation terminates by reason of Disability or Retirement as a director of the Corporation, any vested Option held by such Director may be exercised for a period of three years from the date of such termination or until the expiration of the Option, whichever is earlier. If a Director's service with the Corporation terminates by reason of death or under mutually satisfactory conditions, or if a Director dies within the three-year period following the termination by reason of Disability or Retirement from active service as a Director of the Corporation or within the one-year period following termination under mutually satisfactory conditions, any vested Option held by such Director may be exercised for a period of one year from the date of such termination or post-termination death, as the case may be, or until the expiration of the stated term of the Option, whichever is earlier. All applicable provisions of this Plan not inconsistent with this Article 10 shall apply to Options granted to Directors; provided, however, that the Committee may not exercise discretion under any provisions of this Plan with respect to Options granted under this Article 10 to the extent that such discretion is inconsistent with Rule 16b-3 of the Exchange Act.

ARTICLE 11.    GENERAL PROVISIONS

        11.1    Effective Date—The Plan shall become effective upon its adoption by the Board, provided that any grant of an Option is subject to the approval of the Plan by the shareholders of the Corporation within 12 months of adoption by the Board.

        11.2    Termination of the Plan—Unless previously terminated by the Board, the Plan shall terminate on, and no options shall be granted after, the tenth anniversary of its adoption by the Board.

        11.3    Limitation on Termination, Amendment or Modification

  (a)
  The Board may at any time terminate, amend, modify or suspend the Plan, provided that without the approval of the stockholders of the Corporation no amendment or modification shall be made by the Board which:

  (1)
  increases the maximum number of shares of Common Stock as to which Options may be granted under the Plan;

  (2)
  changes the class of eligible Participants; or

  (3)
  otherwise requires the approval of shareholders in order to maintain the exemption available under Rule 16b-3 (or any similar rule) under the Exchange Act.

  (b)
  No amendment, modification, suspension or termination of the Plan shall in any manner affect any Option theretofore granted under the Plan without the consent of the Optionee or any person validly claiming under or through the Optionee.

        11.4    No Right to Employment—Neither anything contained in the Plan or in any instrument under the Plan nor the grant of any Option hereunder shall confer upon any Optionee any right to continue in the employ of the Corporation or of any Subsidiary or limit in any respect the right of the Corporation or of any Subsidiary to terminate the Optionee's employment at any time and for any reason.

        11.5    Withholding Taxes—

  (a)
  Subject to the provisions of Subsection (b), the Corporation will require that an Optionee or any other person or entity receiving Common Stock upon exercise of an Option, as a condition of the exercise of an Option other than an Incentive Stock Option, pay or reimburse any taxes which the Corporation is required to withhold in connection with the exercise of the Option.

  (b)
  An Optionee may satisfy the withholding obligation described in Subsection (a), in whole or in part, by electing to have the Corporation withhold shares of Common Stock (otherwise issuable upon the exercise of an Option) having a fair market value equal to the amount required to be withheld. An election by an Optionee to have shares withheld for this purpose shall be subject to the following restrictions:

  (1)
  it must he made prior to the date on which the amount of tax to be withheld is determined (the "Tax Date");

    (2)
    it shall be irrevocable; and

    (3)
    it shall be subject to disapproval by the Committee.

        11.6    Listing and Registration of Shares—

  (a)
  No Option granted pursuant to the Plan shall he exercisable in whole or in part if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition, of, or in connection with, the granting of such Option or the issue of shares thereunder, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

  (b)
  If a registration statement under the Securities Act with respect to the shares issuable upon exercise of any Option granted under the Plan is not in effect at the time of exercise, as a condition of the issuance of the shares, the person exercising such Option shall give the Committee a written statement, satisfactory in form and substance to the Committee, that such person is acquiring the shares for such person's own account for investment and not with a view to distribution. The Corporation may place upon any stock certificate for shares issuable upon exercise of such Option the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT") AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED."

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PENN NATIONAL GAMING, INC NONQUALIFIED STOCK OPTION